PERSONAL AND CONFIDENTIAL
October 28, 2016 (revised) Eric Schoch
[*]
Dear Eric,
Welcome to NCR, a global technology company that runs the everyday transactions that make your life easier.

With a global presence in 180 countries, our employees around the world offer a broad perspective and range of skills that enable our customers to making every customer interaction with their business an exceptional experience.

We are pleased to present you with this offer of employment at NCR. I am certain you will be a key contributor to this organization. On behalf of my team, we look forward to you joining us.

Employer (Legal Entity):

NCR Corporation. (the "Company')

Position:

VP, NAMER Retail Sales

Job Grade:

This position is a Grade 18.

Reporting To:

Michael Bayer, SVP, Global Retail Leader

Business Unit:

NCR Global (Level 1)>Divisions & Functions (Level 2)>Retail Solutions>Retail − Global Sales

Location: Texas, Virtual
Virtual Worker:

In this assignment, you will be working out of your home, at a customer site, or another NCR business location, as a condition of your employment with NCR. The details of the program will be provided to you in a separate communication.

[*] Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K

Start Date:

Your employment shall commence on November 14, 2016.

Base Salary:

Your annual base salary will be $300,000.00 per year, commencing as of your Start Date. The Company operates on a bi−weekly pay schedule. Payday is scheduled five days following the close of each pay period.

Incentive Plan − SCP:

In addition to your annual salary, you will be eligible to participate in the Sales Compensation Plan (the
Plan), subject to the terms of the Plan. The Plan is designed to motivate solution sales and service employees to achieve levels of enhanced performance in support of the Company's solution strategy.
Incentive components under this plan are represented as a percentage of total target cash.

Your base to incentive split in 2016 will be 60% / 40%, and your total target cash for 2016 will be
$500,000 on an annual basis. This equates to an annual base salary of $300,000.00 as stated above, and an annual target incentive of $200,000.

The Company's Incentive Plans are designed to address the conditions of an ever−changing marketplace, and the Company cannot make definitive representations concerning the continuation of format or the size of individual awards under the plans. The Company reserves the right to modify or cancel, to the extent permissible under local laws and regulations, each such plan and its terms at any time, at the Company's sole discretion.

Plan eligibility requirements and guidelines are available for review on the Company's Intranet website following your start date.

Equity Awards:

Subject to your acceptance of this offer and your timely execution of the associated award agreements, you will receive an NCR equity award with a grant value of $250,000, to be delivered in the form of NCR
Time−Based Restricted Stock Units, as described below. The effective date of the grant ("Grant Date") will be the first day of the calendar month following approval of the grant by The Committee.

On the Grant Date, NCR will grant you Time−Based Restricted Stock Units (the "Time−Based Units"), each of which represents a single share of NCR common stock. The actual number of Time−Based Units will be determined by taking the value of the award and dividing it by the closing price of NCR stock on the Grant
Date. The result shall be rounded to the nearest whole unit. Subject to your continued employment with
NCR at that time, one−third (1/3) of the Time−Based Units will vest annually on each anniversary of the
Grant Date. The Time−Based Units will be subject to the standard terms and conditions found in the award agreements.

In addition, subject to Committee approval, you will also receive an equity award with a grant of no less than $250,000 to be delivered in a combination of Time−Based Restricted Stock Units and
Performance−Based Restricted Stock Units as part of NCR's 2017 annual long−term incentive award program. These awards are typically granted in the first quarter of the calendar year. The actual number of time−based and performance−based units will be determined b y taking the award value divided by the closing price of NCR common stock on the Grant Date. The result is rounded to the nearest whole unit.

Your equity awards will be issued under the terms of NCR's Stock Incentive Plan, which is administered by
Fidelity Investments®. The specific terms and conditions relating to the awards are outlined in the award agreements contained on Fidelity's website. Within several weeks of your Grant Date, your award should be loaded to Fidelity's system. You can access your award at www.netbenefits.fidelity.com. Please review the grant information carefully, including the award agreement, and indicate your acceptance of the award and of the grant terms by clicking on the appropriate button within the prescribed time for acceptance. You must accept the award agreement in order to receive the benefits of the award. If you have questions about your shares, call the Fidelity Stock Plan Services Line at 1−800−544−9354. For questions that Fidelity is unable to answer, contact NCR by e−mail at stock.administration@ncr.com.

Section 409A of the Code:

While the tax treatment of the payments and benefits provided under this letter is not warranted or guaranteed, it is intended that such payments and benefits shall either be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). This letter shall be construed, administered and governed in a manner that effects such intent. In particular, and without limiting the foregoing, any reimbursements or in−kind benefits provided under this letter that are taxable benefits (and are not disability pay or death benefit plans within the meaning of Section 409A of the
Code) shall be subject to the following rules:

•Any such reimbursements shall be paid no later than the end of the calendar year next following the calendar year in which you incur the reimbursable expenses.
•The amount of reimbursable expenses or in−kind benefits that NCR is obligated to pay or provide during any given calendar year shall not affect the amount of reimbursable expenses or in−kind benefits that NCR is obligated to pay or provide during any other calendar year.
•Your right to have NCR reimburse expenses or provide in−kind benefits may not be liquidated or exchanged for any other benefit.

Notwithstanding any other provision of this letter, NCR may withhold from any amounts payable hereunder, or any other benefits received pursuant hereto, such minimum federal, state and/or local taxes as shall be required to be withheld under any applicable law or regulation.

Vacation/Holidays:

Under NCR's vacation policy you are entitled to receive paid vacation days and holidays. Eligible vacation is based on grade level or years of NCR service, whichever provides the greater benefit. A detailed breakdown of the vacation benefit can be found in the 'Benefits Summary' document.

NCR also provides six (6) Floating Holidays, which can be used at any time during the year while recognizing customer and business needs. In the first year of hire, the number of available floating holidays is prorated.

Additionally, NCR recognizes the following as paid holidays:
New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Benefits:

On the first day of employment with the Company you will automatically receive core benefit coverage for yourself. You will also have the opportunity to cover your eligible dependents retroactive to your first day of employment.

A summary indicating to what you are entitled is provided in the 'Benefits Summary' Document.

Annual Performance Assessment:

Your annual performance and compensation, including any future equity awards, will be assessed and determined in the first quarter of each year or at any other time as determined by the company, at its discretion.

Employee Stock Purchase Plan:

The Employee Stock Purchase Plan gives all full−time employees the opportunity to become owners in the
Company and enter into a long−term savings plan whilst participating in the growth of the company.
Employees can put up to 10% of their gross pay up to US$25,000 per year into the Plan.

Variations:

The Company reserves the right to make reasonable changes to any of the terms of your employment. You will be notified in writing of any changes as soon as possible and in any event within one month of the change.

This offer of employment is contingent upon your agreement to the conditions of employment outlined in this employment letter and Appendix A, and your successful passing of a drug screen and background check.

In addition, this offer is also contingent upon your agreement to certain restrictive covenants concerning non−competition, non−customer−solicitation and non−recruitment/hiring. These covenants are set out in the Non−Competition Agreement included in your offer pack, which you must also sign.

This letter supersedes and completely replaces any prior oral or written communication concerning the subject matters addressed in this letter. This letter is not an employment contract, and should not be construed or interpreted as containing any guarantee of continued employment or employment for a specific term.

Please indicate your decision on this offer of employment by electronically signing all offer documentation within three (3) days from the date of this offer. Please also save/print a copy of the offer documentation for your files.

If you have any questions regarding the details of this offer, please contact Amy Evans at [*]. Amy will make the necessary arrangements to ensure any additional questions you may have are addressed, so you are able to make an informed decision.

Sincerely, Michael Bayer
SVP, Global Retail Sales

Accepting this Offer of Employment:

By accepting and signing the Company's offer of employment you certify to the Company that you are not subject to a non−competition agreement with any company or to any other post−employment restrictive covenants that would preclude or restrict you from performing the Company position being offered in this letter. We also advise you of the Company's strong policy of respecting the intellectual property rights of other companies. You should not bring with you to your position any documents or materials designated as confidential, proprietary or trade secret by another company, nor in any other way disclose trade secret information while employed by the Company.

You further acknowledge that this employment letter and Appendix A reflect the general description of the terms and conditions of your employment with the Company, and is not a contract of employment for any definite duration of time. The employment relationship with the Company is by mutual consent
("Employment at Will"). This means either you or the Company have the right to discontinue the employment relationship with or without cause at any time and for any reason.

I have read the foregoing information relative to the Company's conditions of employment and understand that my employment offer is conditioned upon their satisfaction.

Appendix A
Conditions of Employment

The Company requires employment candidates to successfully complete various employment documentation and processes. You assume any and all risks associated with terminating any prior or current employment and making any financial or personal commitments based upon the Company's conditional offer.

This offer of employment is conditioned upon your satisfying and agreeing to the following:

Drug Screening Test
This offer of employment is conditioned upon your taking a urine drug screen test and our receipt of negative results from that test. By accepting this offer and these conditions, you are giving the Company permission to release the results to company designated officials.

Background Check Verification
This offer of employment is conditioned upon the completion of a full background check and our satisfaction with the results, in accordance with local privacy laws. The Company, at its discretion may, on its own or through an outside agency, conduct a background check of all the information and documents submitted by you. You expressly consent to such a background check and also agree that if the Company, as a result of such a background check, finds any discrepancy or misrepresentation, then your offer may be rescinded or your employment may be terminated immediately.

You understand and agree that, if required, the Company may provide its customers with verification that you have passed certain background check requirements before you will be permitted to service those accounts.

You also understand that if the Company hires you or contracts for your services, your consent will apply, and the Company may, as allowed by law, obtain additional background reports pertaining to you, without asking for your authorization again, throughout your employment or contract period from an outside agency.

U.S. Employment Eligibility
Pursuant to the terms of the Immigration and Control Act of 1986, the Company can only hire employees if they are legally entitled to work and remain in the United States. Accordingly, the Company will verify your employment eligibility through the I−9 and E−Verify employment verification processes. If you commence employment with the Company, you understand that you will be required to complete the I−9 employment eligibility verification process within three business days after your start date. Please refer to the I−9 information sheet in this hire packet for instructions on how to complete this process.

You also understand that the Company participates in the E−Verify program and that the information you provide to us during the I−9 employment verification process will be compared against information maintained in Department of Homeland Security and Social Security Administration databases. Please refer to the enclosed information regarding E−Verify in this hire packet for additional information, including your rights under the program.

Finally, U.S. export regulations promulgated by the U.S. Departments' of Commerce and State restrict the release of U.S. technology to foreign nationals (persons that are not citizens or permanent residents of the
U.S.). Your employment by the Company will be conditional on a determination that your access to the
Company's technology will not be prohibited under applicable U.S. export regulations based on your country of citizenship or permanent residency. Please note that any information the Company collects from you for export compliance purposes will not be used for any other purposes.

Employee Privacy Notice and Consent
As a condition of employment you must agree to the enclosed document 'Employee Privacy Notice and
Consent'.

Mutual Agreement to Arbitrate all Employment Related Claims
As a condition of employment for any position, you must read, understand and agree to the enclosed document, Mutual Agreement to Arbitrate All Employment Related Claims. By signing this acceptance of employment, you are verifying the receipt of this document and your agreement and willingness to abide with the contents of the Mutual Agreement to Arbitrate Agreement.

Employment Agreement
As a condition of employment, you must read, understand and agree to the enclosed document:
Employment Agreement. By signing this acceptance of employment, you are verifying the receipt of this document and your agreement and willingness to abide with the contents of the Company's Terms and
Conditions of Employment.

Security Awareness
It is crucial that NCR operates with the highest level of security to maintain its reputation in the marketplace and reduce any potential risk to the Company. As part of your orientation to the Company, all employees, including senior management, are required to complete NCR Security Awareness training. The training must be completed within 30 days of your start date. Directions for accessing the training will be provided via email after your start date.

The 30−minute web−based training course educates employees on the importance of information security and how to protect NCR data. Upon completion of this course, you will be able to identify NCR's security policy and standards, understand data classification and handling, identify security practices for electronic communications, and define social engineering. As part of NCR's ongoing commitment to securing the data of our company, customers and employees, you will be required to participate in Security Awareness training annually.

Your completion of NCR Security Awareness training demonstrates your personal commitment to information security and protecting the NCR brand.

Code of Conduct
As part of your orientation to the Company, employees, including senior management, are required to complete the Company's Code of Conduct. This training must be completed within 30 days of your start date. Directions for accessing the training will be provided via email after your start date.

Employees with computer access must complete a 30 minute web−based training and certification module.
This module is designed to familiarize you with our global standards of business conduct. While we recognize there are local laws and regulations that must also be followed, it is important that all employees understand and adhere to our global standard of business conduct. For employees who do not have computer access, please obtain a copy of the Company's Code of Conduct and certification form from your manager and it will be returned to the NCR Corporation, Ethics & Compliance Office, 3097 Satellite Blvd,
Building 700, Duluth, GA 30096.

Your completion of the Company's Code of Conduct training and / or certification form demonstrates your personal commitment to conducting business legally and ethically.

Offer Electronically Accepted:

Eric Schoch
/s/ Eric Schoch	Date: October 31, 2016